                                                             EXHIBIT 4.6

                                   AMENDMENT
                                       TO
               APACHE CORPORATION RETIREMENT/401(k) SAVINGS PLAN

         Apache Corporation ("Apache") maintains the Apache Corporation Retirement/401(k) Savings Plan (the "Plan"). Pursuant to section 10.4 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right by amending the Plan, effective as of the day this amendment is executed, by deleting sections 1.48 and 5.9 and adding the following Appendix D:

                                   APPENDIX D

                           NATURAL GAS CLEARINGHOUSE

                                  INTRODUCTION

         A number of Employees ("NGC Participants") transferred to Natural Gas Clearinghouse ("NGC"), a Colorado general partnership, pursuant to the terms of the Employee Benefits Agreement, effective April 1, 1990, between Apache and NGC.

         This Appendix contains special provisions that apply to the NGC Participants. Capitalized terms in this Appendix have the same meanings as those given them in the plan.

                                    SERVICE

         A period of Service for an NGC Participant shall include his or her period(s) of employment after April 1, 1990, with NGC or any business that is then treated as a single employer with NGC pursuant to Code section 414(b), 414(c), 414(m), or 414(o).

                                 PARTICIPATION

         Notwithstanding section 2.1, if an NGC Participant is rehired by Apache or any Affiliated Entity, the NGC Participant shall be eligible to begin to make Participant Before-Tax Contributions, and shall be eligible to participate in the Plan with respect to the 6% Company Mandatory Contribution, on the date he or she again becomes a Covered Employee. Notwithstanding paragraph 3.1(b)(i), a sale of Company Stock from an NGC Participant's Accounts before the NGG Participant is rehired shall not, by itself, cause the NGC Participant's matching percentage to be less than 100%.

                                 DISTRIBUTIONS

         While an NGC Participant is employed by NGC or by any business then treated as a single employer with NGC pursuant to Code section 414(b), 414(c), 414(m), or 414(o) (a "Current NGC Employee"), the Current NGC Employee shall be treated as an Employee for purposes of Article VI and section 7.1. In addition, notwithstanding section 7.1, a Current NGC Employee may withdraw the entire vested portion of his or her Company Contributions Account in a single sum at any time.

                                     LOANS

         An NGC Participant may borrow from the Plan pursuant to section 7.2 only if he or she is an Employee or is otherwise a party in interest (within the meaning of ERISA section 3(14) with respect to the Plan.
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                                  INVESTMENTS

         An NGC Participant may elect to invest his or her Accounts in the same manner as other Account Owners, pursuant to Article IX. An NGC Participant may sell any shares of Company Stock in his or her Accounts, in spite of any election the NGC Participant had previously made to irrevocable invest a portion of his or her Accounts in Company Stock.

                            -- END OF APPENDIX D --

         IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

                                       APACHE CORPORATION



                                        /s/ Roger B. Rice
                                        ------------------------------
                                        Roger B. Rice
                                        Vice President, Human Resources and
                                        Administration


                                        Date:  April 19, 1995





                                                            2

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                                   AMENDMENT
                                       TO
               APACHE CORPORATION RETIREMENT/401(k) SAVINGS PLAN


         Apache Corporation ("Apache") maintains the Apache Corporation Retirement/401(k) Savings Plan (the "Plan"). Pursuant to section 10.4 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right by amending the Plan, effective as of February 1, 1995, by adding the following Appendix E:

                                   APPENDIX E

                      TEXACO EXPLORATION & PRODUCTION INC.

         Apache acquired certain assets from Texaco Exploration & Production Inc. ("TEPI), as of January 1, 1995. In connection with that acquisition, Apache hired a number of individuals employed by TEPI or related companies ("Ex-Texaco Employees"), in late February and early March of 1995 (the "Apache Hire Date").

         A Period of Service for an Ex-Texaco Employee shall include any periods of employment, before his or her Apache Hire Date, with TEPI or any business then treated as a single employer with TEPI pursuant to Code section 414(b), 414(c), 414(m), or 414(o).

         Notwithstanding section 2.1 of the Plan, an Ex-Texaco Employee shall be eligible to begin to make Participant Before-Tax Contributions as of the first day of the first pay period following his or her Apache Hire Date, provided he or she is then a Covered Employee. An Ex-Texaco Employee shall be eligible to participate in the Plan with respect to the 6% Company Mandatory Contribution on the date he or she becomes a Covered Employee.

                            -- END OF APPENDIX E --

         IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

                                       APACHE CORPORATION



                                        /s/ Roger B. Rice
                                        ---------------------------------
                                        Roger B. Rice
                                        Vice President, Human Resources and
                                        Administration


                                        Date:  April 19, 1995